UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 26, 2006

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

On April 26, 2006, the Company issued a press release that provided updated information regarding the first quarter results for 2006 and the date of it's upcoming first quarter earnings release and investor conference call. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

ITEM 7.01. REGULATION FD DISCLOSURE

On April 26, 2006, the Company issued a press release announcing that it has taken delivery of its latest new construction vessel, M/V Sea Guardian.

ITEM 8.01. OTHER EVENTS

On April 26, 2006, the Company issued a press release announcing that it had filed a shelf registration statement on Form S-3. The shelf registration statement has not been declared effective by the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the shelf registration statement will enable the Company to sell from time to time, in one or more public offerings, up to $250 million of its common stock, preferred stock, debt securities and/or warrants to purchase common stock, or any combination of such securities. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed with this report.

Exhibit No.	Descriptions
99.1	Press Release of GulfMark Offshore, Inc. dated April 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2006

GulfMark Offshore, Inc. (Registrant) By: /s/ Edward A. Guthrie ------------------------------- Executive Vice President and Chief Financial Officer